EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Skyworks Solutions, Inc.:
We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312, No. 333-100313, No. 333-122333, No. 333-131628, No. 333-131629, No. 333-132880, No. 333-134375, No. 333-150780, No. 333-150782 and No. 333-162960) and Form S-3 (No. 333-141157 and No. 333-92394) of our report dated November 29, 2010, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of October 1, 2010 and October 2, 2009, and the related consolidated statements of operations, cash flows and stockholders’ equity and comprehensive income (loss) for each of the years in the three-year period ended October 1, 2010 and related financial statement schedule and the effectiveness of internal control over financial reporting as of October 1, 2010, which report appears in the October 1, 2010 annual report on Form 10-K of Skyworks Solutions, Inc.
As discussed in Note 9 to the consolidated financial statements, effective October 3, 2009, the Company adopted the provisions of Accounting Standards Codification Topic 470-20, Debt with Conversion and Other Options and retrospectively adjusted all periods presented in the consolidated financial statements referred to above.
/s/ KPMG LLP
Boston, Massachusetts
November 29, 2010